Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-180005) and S-8 (Nos. 333-169715, 333-172514, 333-180006, 333-187598, and 333-188711) of Amyris, Inc. of our report dated March 4, 2015 relating to the financial statements Novvi LLC which appears in this Form 10-K.

/s/    Pannel Kerr Forster of Texas, P.C.
Houston, Texas
March 13, 2015